As filed with the Securities and Exchange Commission on November 16, 2001
                                                      Registration No. 333-
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933


                        MICROCHIP TECHNOLOGY INCORPORATED
             (Exact Name of Registrant as Specified in Its Charter)

      DELAWARE                                          86-062904
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                   2355 W. CHANDLER BLVD., CHANDLER, AZ 85224
          (Address of Principal Executive Offices, Including Zip Code)


       Microchip Technology Incorporated 2001 Employee Stock Purchase Plan
                            (Full Title of the Plan)

                                  Steve Sanghi
                      President and Chief Executive Officer
                        MICROCHIP TECHNOLOGY INCORPORATED
               2355 W. Chandler Boulevard, Chandler, Arizona 85224
                                 (480) 792-7200
          (Telephone Number, Including Area Code, of Agent for Service)

                                   ----------

This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission, and sales of the registered securities begin as soon as reasonably practicable after such effective date.

                         CALCULATION OF REGISTRATION FEE

========================================================================================
                                     Proposed maximum   Proposed maximum     Amount of
Title of securities   Amount to be    offering price        aggregate      registration
  to be registered     registered        per share       offering price         fee
----------------------------------------------------------------------------------------
Common Stock, $.001
par value per share   1,300,000(1)       $29.93(2)      $38,912,022.50(2)   $8,979.00(3)
========================================================================================

1. This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Microchip Technology Inc. 2001 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or any other similar transaction without receipt of consideration which results in an increase in the number of outstanding shares of Common Stock of Microchip Technology Incorporated. Associated with the Common Stock are common stock purchase rights which will not be exercisable or be evidenced separately from the Common Stock prior to the occurrence of certain events.

2. Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of 85% of the average of the high and low prices reported on the Nasdaq National Market System on November 12, 2001.

3. As permitted pursuant to the amendments to Rule 457 set forth in Securities and Exchange Commission Release No. 33-7943 (effective March 7, 2001), the Registration Fee is payable only on 1,200,000 shares, as up to 100,000 shares have been previously registered on earlier Forms S-8 less than five years old for the Microchip Technology Inc. Employee Stock Purchase Plan which will terminate following the purchase which will occur on the last business day of February 2002. Should any shares remain in the Microchip Technology Inc. Employee Stock Purchase Plan following such purchase, up to 100,000 shares will be rolled over to the Microchip Technology Inc. 2001 Employee Stock Purchase Plan, as approved by the Board of Directors and stockholders. Should less than 100,000 shares be rolled over into the Microchip Technology Inc. 2001 Employee Stock Purchase Plan, the Registrant will de-register the difference between 100,000 shares and the number of shares actually rolled over.
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
                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     Microchip Technology Incorporated (the "Registrant" or the "Company") hereby incorporates by reference in this registration statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2001.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended September 30, 2001 and June 30, 2001.

     (c)  The Registrant's Current Report on Form 8-K filed May 22, 2001.

     (d)  The Registrant's Current Report on Form 8-K filed June 7, 2001.

     (e) The description of the Registrant's Preferred Share Purchase Rights contained in the Registrant's Registration Statement on Form 8-A filed on February 14, 1995, including any amendment or report updating such description.

     (f) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A filed on February 5, 1993, including any amendment or report updating such description.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which de-registers all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     As to named experts, Item 5 is inapplicable. Mary K. Simmons, who is General Counsel and Secretary of the Company, owns shares of Common Stock and holds options to purchase shares covering significantly less than one percent (1%) of the outstanding shares of the outstanding Common Stock, $.001 par value per share, of the Company.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law ("Delaware Law") authorizes a court to award or a corporation's Board of Directors to grant indemnification to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933, as amended (the "Securities Act"). Article VI of the Registrant's By-Laws provides for mandatory indemnification of its directors and executive officers, to the maximum extent permitted by Delaware Law. Article VI of the Registrant's By-Laws also provides for permissive indemnification of the Registrant's employees and agents to the extent, and in the manner, permitted by Delaware Law. The Registrant has entered into indemnification agreements with its directors and selected officers, a form of which was filed as Exhibit 10.1 to Registration Statement No. 33-57960. The indemnification agreements provide the Registrant's directors and selected officers with further indemnification to the maximum extent permitted by Delaware Law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     4.1 Microchip Technology Incorporated 2001 Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001]

     5.1        Opinion and Consent of Mary K. Simmons, Esq.

     10.1 Form of Enrollment Form for the Microchip Technology Inc. 2001 Employee Stock Purchase Plan

     10.2 Form of Change Form for the Microchip Technology Inc. 2001 Employee Stock Purchase Plan

     23.1       Consent of KPMG LLP

     23.2       Consent of Counsel (contained in Exhibit 5.1)

     24.1 Power of Attorney (Reference is made to Page II-4 of this Registration Statement)

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chandler, State of Arizona, on November 15, 2001.

                                      MICROCHIP TECHNOLOGY INCORPORATED

                                      By: /s/ Steve Sanghi
                                          --------------------------------------
                                          Steve Sanghi
                                          President, Chief Executive Officer and
                                          Chairman of the Board

                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Steve Sanghi and Mary K. Simmons, and each of them, his attorneys-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto in all documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on the date indicated in the capacities indicated.

SIGNATURE                     TITLE                                DATE
---------                     -----                                ----

/s/ Steve Sanghi              Chairman of the Board,           November 15, 2001
---------------------------   Presidentand Chief Executive
Steve Sanghi                  Officer (Principal Executive
                              Officer)


/s/ Gordon W. Parnell         Vice President, Chief Financial  November 15, 2001
---------------------------   Officer (Principal Financial
Gordon W. Parnell             and Accounting Officer)


/s/ Matthew W. Chapman        Director                         November 15, 2001
---------------------------
Matthew W. Chapman


/s/ Albert J. Hugo-Martinez   Director                         November 15, 2001
---------------------------
Albert J. Hugo-Martinez


/s/ L.B. Day                  Director                         November 15, 2001
---------------------------
L.B. Day


/s/ Wade F. Meyercord         Director                         November 15, 2001
---------------------------
Wade F. Meyercord

                                  EXHIBIT INDEX

4.1 Microchip Technology Incorporated 2001 Employee Stock Purchase Plan [Incorporated by Reference to Exhibit 10.1 to Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001]

5.1     Opinion and Consent of Mary K. Simmons, Esq.

10.1 Form of Enrollment Form for the Microchip Technology Inc. 2001 Employee Stock Purchase Plan

10.2 Form of Change Form for the Microchip Technology Inc. 2001 Employee Stock Purchase Plan

23.1    Consent of KPMG LLP

23.2    Consent of Counsel (contained in Exhibit 5.1)

24.1 Power of Attorney (Reference is made to Page II-4 of this Registration Statement)

                                      E-1